Exhibit 99.1
Williams-Sonoma, Inc. announces strong first quarter results
Q1 comparable brand revenue growth accelerates to 40.4%
Q1 GAAP operating margin of 15.7%; Q1 non-GAAP operating margin expansion of 950bps to 15.9%
Q1 GAAP diluted EPS of $2.90; Q1 Non-GAAP diluted EPS of $2.93
Raises full-year 2021 outlook

San Francisco, CA, May 26, 2021 – Williams-Sonoma, Inc. (NYSE: WSM), the world’s largest digital-first, design-led and sustainable home retailer, today announced operating results for the first fiscal quarter ended May 2, 2021 (“Q1 21”) versus the first fiscal quarter ended May 3, 2020 (“Q1 20”).
“We are proud to report another record quarter of accelerating revenue and profitability with over 40% comp growth and a 950bps expansion in our non-GAAP operating margin. These results were driven by strength across all of our brands. We are seeing strength in our core businesses and our new growth initiatives have outperformed. As re-openings accelerate across the country, a record number of customers continue to shop with us as they invest in their homes. We are honored to be our customers' destination for their entertaining and home furnishings needs as they welcome friends and family back,” said Laura Alber, President and Chief Executive Officer.
“As a result, we are raising our full year outlook from mid-to-high single digit revenue growth to low-double digit to mid-teen revenue growth and year-over-year operating margin expansion. We believe our business is uniquely positioned to gain market share given our growth strategies and our three key differentiators:
1.Our in‐house design;
2.Our digital-first channel strategy; and
3.Our values.
These differentiators are more relevant than ever with our customers and set us apart from our competition,” Alber continued.

Alber concluded, “As we look ahead, we are confident in our runway for growth and profitability. The goals we have set are driving incremental growth faster than anticipated, our brand differentiators continue to accelerate, and favorable macro trends should continue to benefit our business for the long-term. We are the only home furnishings retailer that’s able to serve customers at scale online and provide the experience and convenience of physical retail with exclusive sustainable products – giving us the unique advantage to gain share for many years to come.”

FIRST QUARTER 2021
•Comparable brand revenue growth accelerates to 40.4%, with all brands accelerating sequentially including West Elm at 50.9%, Pottery Barn at 41.3%, Williams Sonoma at 35.3% and Pottery Barn Kids and Teen at 27.6%
•GAAP gross margin of 43.0%; non-GAAP gross margin of 43.0%, expanding 850bps and driven by higher year-over-year merchandise margins and occupancy leverage of approximately 410bps; occupancy costs were approximately $176 million, relatively flat to last year
•GAAP SG&A rate of 27.3%; non-GAAP SG&A rate of 27.1%, leveraging approximately 100bps and reflecting the strength of our topline performance and ongoing financial discipline
•GAAP operating margin of 15.7%; non-GAAP operating margin of 15.9%, leveraging approximately 950bps
•GAAP diluted EPS of $2.90; non-GAAP diluted EPS of $2.93, or 296% higher than last year
•Maintaining strong liquidity position of $640 million in cash and over $238 million in operating cash flow, enabling the company to repay its $300 million term loan in full, let its 364-day $200 million line of credit facility expire, and repurchase approximately $315 million in shares

OUTLOOK

Fiscal Year 2021
Given the strength of our business year-to-date and the macro trends that we believe will continue to benefit our business, we are raising our fiscal year 2021 outlook to low double-digit to mid-teen net revenue growth and year-over-year non-GAAP operating margin expansion.

Long-Term Financial Guidance
For the long-term, we are planning for net revenue growth of mid-to-high single digits and non-GAAP operating margin expansion. Our strong results, combined with our three key differentiators of in-house design, digital-first channel strategy and values, and the macro trends that should benefit our business over the long-term, give us confidence in these future growth projections and an accelerated path to $10 billion in net revenues and maintaining at least 15% non-GAAP operating margins in the next five years.

CONFERENCE CALL AND WEBCAST INFORMATION
Williams-Sonoma, Inc. will host a live conference call today, May 26, 2021, at 2:00 P.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.

CONTACT INFORMATION
Julie Whalen EVP, Chief Financial Officer – (415) 616 8524
Elise Wang VP, Investor Relations – (415) 616 8571

SEC REGULATION G — NON-GAAP INFORMATION
This press release includes non-GAAP financial measures. Exhibit 1 provides reconciliations of these non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential variability and limited visibility of excluded items; these excluded items may include expenses related to the impact of inventory write-offs, the acquisition of Outward, Inc., and asset impairment charges. We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of current period performance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. In addition, certain other items may be excluded from non-GAAP financial measures when the company believes this provides greater clarity to management and investors. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to the GAAP financial measures presented in this press release and our financial statements and other publicly filed reports. Non-GAAP measures as presented herein may not be comparable to similarly titled measures used by other companies.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: our ability to capture significant opportunities in the home furnishings industry; increase our market share; our ability to continue to improve performance; our focus on operational excellence; our ability to improve customers’ experience; our optimism about the future; our ability to maximize growth and maintain high profitability; our fiscal year 2021 outlook and long-term financial targets, including projected net revenue growth and operating margin expansion; our stock repurchase program and dividend expectations; our planned capital investments; and our proposed store openings and closures.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; the continuing impact of the coronavirus on our global supply chain, retail store operations and customer demand; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; the impact of current and potential future tariffs and our ability to mitigate impacts; the impact of inflation on consumer spending; the potential for increased corporate income taxes; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 31, 2021 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. We have not filed our Form 10-Q for the quarter ended May 2, 2021. As a result, all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates that are identified prior to the time we file the Form 10-Q. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.
Williams-Sonoma, Inc. is the world’s largest digital-first, design-led and sustainable home retailer. The company’s products, representing distinct merchandise strategies — Williams Sonoma, Pottery Barn, Pottery Barn Kids, Pottery Barn Teen, West Elm, Williams Sonoma Home, Rejuvenation, and Mark and Graham — are marketed through e-commerce websites, direct-mail catalogs and retail stores. These brands are also part of The Key Rewards, our free-to-join loyalty program that offers members exclusive benefits across the Williams-Sonoma family of brands. We operate in the U.S., Puerto Rico, Canada, Australia and the United Kingdom, offer international shipping to customers worldwide, and have unaffiliated franchisees that operate stores in the Middle East, the Philippines, Mexico, South Korea and India, as well as e-commerce websites in certain locations. We are also proud to lead the industry with our Environmental, Social and Governance (“ESG”) efforts. Our company is Good By Design — we’ve deeply engrained sustainability into our business. From our factories to your home, we’re united in a shared purpose to care for our people and our planet.

For more information on our ESG efforts, please visit: https://sustainability.williams-sonomainc.com/

WSM-IR

Condensed Consolidated Statements of Earnings (unaudited)

	Thirteen Weeks Ended		Thirteen Weeks Ended
	May 2, 2021		May 3, 2020
In thousands, except per share amounts	$	% of Revenues	$	% of Revenues
Net revenues	$1,749,029	100%	$1,235,203	100%
Cost of goods sold	996,176	57.0	820,943	66.5
Gross profit	752,853	43.0	414,260	33.5
Selling, general and administrative expenses	477,676	27.3	365,615	29.6
Operating income	275,177	15.7	48,645	3.9
Interest expense, net	1,872	0.1	2,159	0.2
Earnings before income taxes	273,305	15.6	46,486	3.8
Income taxes	45,503	2.6	11,063	0.9
Net earnings	$227,802	13.0%	$35,423	2.9%
Earnings per share (EPS):
Basic	$3.01		$0.46
Diluted	$2.90		$0.45
Shares used in calculation of EPS:
Basic	75,800		77,262
Diluted	78,485		78,399

1st Quarter Net Revenues and Comparable Brand Revenue Growth (Decline) by Concept*

	Net Revenues (Millions)		Comparable Brand Revenue Growth (Decline)
	Q1 21	Q1 20	Q1 21	Q1 20
Pottery Barn	$679	$480	41.3%	(1.1%)
West Elm	477	315	50.9	3.3
Williams Sonoma	266	199	35.3	5.4
Pottery Barn Kids and Teen	236	189	27.6	8.5
Other**	91	52	N/A	N/A
Total	$1,749	$1,235	40.4%	2.6%

* See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue, which is calculated on a 13-week to 13-week basis for Q1 2021 and Q1 2020. Comparable stores that were temporarily closed due to COVID-19 were not excluded from the comparable stores calculation.
** Primarily consists of net revenues from our international franchise operations, Rejuvenation and Mark and Graham.

Condensed Consolidated Balance Sheets (unaudited)

In thousands, except per share amounts	May 2, 2021	January 31, 2021	May 3, 2020
Assets
Current assets
Cash and cash equivalents	$639,670	$1,200,337	$861,002
Accounts receivable, net	142,459	143,728	104,829
Merchandise inventories, net	1,087,528	1,006,299	1,070,681
Prepaid expenses	58,837	93,822	90,433
Other current assets	20,502	22,894	22,099
Total current assets	1,948,996	2,467,080	2,149,044
Property and equipment, net	875,384	873,894	907,219
Operating lease right-of-use assets	1,054,746	1,086,009	1,175,402
Deferred income taxes, net	57,499	61,854	33,320
Goodwill	85,435	85,446	85,335
Other long-term assets, net	88,180	87,141	67,795
Total assets	$4,110,240	$4,661,424	$4,418,115
Liabilities and Stockholders' equity
Current liabilities
Accounts payable	$574,876	$542,992	$423,375
Accrued expenses	174,139	267,592	137,495
Gift card and other deferred revenue	389,640	373,164	299,353
Income taxes payable	93,282	69,476	24,049
Current debt	—	299,350	—
Borrowings under revolving line of credit	—	—	487,823
Operating lease liabilities	208,739	209,754	224,541
Other current liabilities	78,597	85,672	85,458
Total current liabilities	1,519,273	1,848,000	1,682,094
Deferred lease incentives	19,505	20,612	26,254
Long-term debt	—	—	299,868
Long-term operating lease liabilities	999,288	1,025,057	1,109,473
Other long-term liabilities	124,878	116,570	81,497
Total liabilities	2,662,944	3,010,239	3,199,186
Stockholders' equity
Preferred stock: $0.01 par value; 7,500 shares authorized, none issued	—	—	—
Common stock: $0.01 par value; 253,125 shares authorized; 75,235, 76,340, and 77,759 shares issued and outstanding at May 2, 2021, January 31, 2021 and May 3, 2020, respectively	753	764	778
Additional paid-in capital	556,305	638,375	596,184
Retained earnings	894,878	1,019,762	641,917
Accumulated other comprehensive loss	(3,929)	(7,117)	(19,351)
Treasury stock, at cost	(711)	(599)	(599)
Total stockholders' equity	1,447,296	1,651,185	1,218,929
Total liabilities and stockholders' equity	$4,110,240	$4,661,424	$4,418,115

Retail Store Data (unaudited)

	January 31, 2021	Openings	Closings	May 2, 2021	May 3, 2020
Williams Sonoma	198	—	(3)	195	212
Pottery Barn	195	2	(2)	195	201
West Elm	121	—	—	121	119
Pottery Barn Kids	57	—	—	57	74
Rejuvenation	10	—	—	10	10
Total	581	2	(5)	578	616

Condensed Consolidated Statements of Cash Flows (unaudited)

	Thirteen Weeks Ended
In thousands	May 2, 2021	May 3, 2020
Cash flows from operating activities:
Net earnings	$227,802	$35,423
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	47,922	46,224
Loss on disposal/impairment of assets	195	16,185
Amortization of deferred lease incentives	(1,108)	(1,405)
Non-cash lease expense	52,955	54,262
Deferred income taxes	(3,981)	(2,585)
Tax benefit related to stock-based awards	10,146	12,039
Stock-based compensation expense	26,330	19,703
Other	(223)	129
Changes in:
Accounts receivable	1,522	8,950
Merchandise inventories	(79,726)	28,513
Prepaid expenses and other assets	34,562	(215)
Accounts payable	27,910	(92,871)
Accrued expenses and other liabilities	(90,883)	(29,050)
Gift card and other deferred revenue	16,174	9,960
Operating lease liabilities	(53,633)	(57,629)
Income taxes payable	22,917	6,240
Net cash provided by operating activities	238,881	53,873
Cash flows from investing activities:
Purchases of property and equipment	(42,360)	(42,321)
Other	93	242
Net cash used in investing activities	(42,267)	(42,079)
Cash flows from financing activities:
Repurchases of common stock	(315,529)	—
Repayment of long-term debt	(300,000)	—
Tax withholdings related to stock-based awards	(98,451)	(28,912)
Payment of dividends	(45,576)	(39,391)
Borrowings under revolving line of credit	—	487,823
Net cash (used in) provided by financing activities	(759,556)	419,520
Effect of exchange rates on cash and cash equivalents	2,275	(2,474)
Net (decrease) increase in cash and cash equivalents	(560,667)	428,840
Cash and cash equivalents at beginning of period	1,200,337	432,162
Cash and cash equivalents at end of period	$639,670	$861,002

Exhibit 1

1st Quarter GAAP to Non-GAAP Reconciliation (unaudited)

(Dollars in thousands, except per share data)

	Thirteen Weeks Ended
	May 2, 2021		May 3, 2020
	$	% of revenues	$	% of revenues
Gross profit	$752,853	43.0%	$414,260	33.5%
Inventory write-off [1]	—		11,378
Non-GAAP gross profit	$752,853	43.0%	$425,638	34.5%

Selling, general and administrative expenses	$477,676	27.3%	$365,615	29.6%
Outward-related [2]	(2,839)		(3,358)
Asset impairment [3]	—		(15,620)
Non-GAAP selling, general and administrative expenses	$474,837	27.1%	$346,637	28.1%

Operating income	$275,177	15.7%	$48,645	3.9%
Outward-related [2]	2,839		3,358
Inventory write-off [1]	—		11,378
Asset impairment [3]	—		15,620
Non-GAAP operating income	$278,016	15.9%	$79,001	6.4%

	$	Tax rate	$	Tax rate
Income taxes	$45,503	16.6%	$11,063	23.8%
Outward-related [2]	511		741
Inventory write-off [1]	—		2,940
Asset impairment [3]	—		4,037
Non-GAAP income taxes	$46,014	16.7%	$18,781	24.5%

Diluted EPS	$2.90		$0.45
Outward-related [2]	0.03		0.03
Inventory write-off [1]	—		0.11
Asset impairment [3]	—		0.15
Non-GAAP diluted EPS*	$2.93		$0.74
*Per share amounts may not sum due to rounding to the nearest cent per diluted share

SEC Regulation G – Non-GAAP Information
These tables include non-GAAP gross profit, gross margin, selling, general and administrative expense, operating income, operating margin, income taxes, effective tax rate and diluted EPS. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly actual results on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Notes to Exhibit 1:

1During Q1 2020, we incurred approximately $11.4 million of inventory write-offs for inventory with minor damage that we could not liquidate through our outlets due to store closures resulting from COVID-19.
2During Q1 2021 and Q1 2020, we incurred approximately $2.8 million and $3.4 million, respectively, associated with acquisition-related compensation expense and the amortization of acquired intangibles for Outward, Inc.
3During Q1 2020, we incurred approximately $15.6 million of expense associated with store asset impairments due to the impact that COVID-19 had on our retail stores.